Exhibit 99.1

Contact:	For Release:
Brad Cohen	May 9, 2012
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Ellen Zimmerman
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL 2012 AND FOURTH QUARTER RESULTS

Earnings Highlights:
  Fiscal year revenue of $652 million, with branded growth of 2% over fiscal 2011
  Total disk systems and software revenue of $137 million in fiscal 2012 and $38 million in fourth quarter – record branded disk systems and software sales, up 18% for the year and 28% for the quarter over respective prior year periods
  Third consecutive year of GAAP operating profit and ninth straight year of non-GAAP operating profit
  Year of continued product innovation, with enhancements to entire DXi deduplication portfolio, launch of StorNext big data appliance family and extension of data protection leadership into virtual and cloud environments

SAN JOSE, Calif., May 9, 2012 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for fiscal 2012 (FY12) and the fourth quarter (FQ4’12), ended March 31, 2012. Revenue for the year totaled $652 million, down 3 percent from fiscal 2011 (FY11), primarily due to expected decreases in OEM deduplication software revenue and royalty revenue. For FQ4’12, Quantum reported $160 million in revenue, a 3 percent decrease from the same period last year (FQ4’11). Branded revenue, which represented 81 percent of total non-royalty revenue for the year, grew 2 percent over FY11. Branded disk systems and software sales, including related service revenue, were a key contributor to this year-over-year growth, increasing 18 percent for FY12 and 28 percent for the fourth quarter.

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Quantum reported a GAAP net loss for FY12 of $9 million (4 cents per diluted share), compared to net income of $5 million in the prior year. On a non-GAAP basis, Quantum generated $30 million in net income for the year (12 cents per diluted share), down from $49 million in FY11. For FQ4’12, Quantum had a GAAP net loss of $11 million (5 cents per diluted share), compared to a net loss of $2 million in FQ4’11. Non-GAAP net income for the quarter was $1 million (less than 1 cent per diluted share), down from $10 million in the same quarter of FY11. The year-over-year declines were largely due to expected reductions in OEM deduplication software revenue and royalty revenue for FY12 and decreased tape automation systems revenue for FQ4’12. Quantum’s results also reflected a decision to increase sales and marketing spending in the fourth quarter to provide a stronger foundation for driving overall growth from the start of the new fiscal year. Finally, Quantum’s GAAP results included a $2.3 million loss in FQ4’12 related to the refinancing of its senior debt, which is expected to save the company approximately $2 million in annual interest expense and bank fees, beginning with the current fiscal year.

“The March quarter capped off a year of strong performance in key growth areas,” said Jon Gacek, president and CEO of Quantum. “In fiscal 2012, we increased overall branded revenue for the second consecutive year, with record revenues from both branded DXi® and branded StorNext® sales. It was also a year of continued technology and product innovation, as we enhanced our entire DXi product line, introduced a series of new StorNext appliances and added new features to our Scalar tape libraries. Shortly after acquiring Pancetera Software last June, we also launched Quantum vmPRO™ virtual server protection solutions and laid the groundwork for our recently announced cloud-based data protection platform.

“As we enter the new fiscal year, we are well-positioned to drive overall revenue growth, with industry-leading technology and products in some of the hottest segments of the storage market, including deduplication, virtualization and cloud services. We also are continuing to build on this leadership, as demonstrated by today’s announcement regarding a new category of solutions that uniquely address the physical storage challenges in big data management and cloud environments. All of this reflects Quantum’s transformation over the last few years and our ability to address a much broader range of customer needs in data protection and big data management with highly differentiated solutions optimized to deliver greater business value.”

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Quantum ended FY12 with $55 million in total cash and cash equivalents and $184 million in total debt. For the full year, the company generated $46 million in cash from operations and reduced its total debt by $55 million.

Outlook

For the full 2013 fiscal year, Quantum expects:
  Total revenue growth over FY12.
  GAAP and non-GAAP gross margin rates in the mid-40 percent range.
  GAAP and non-GAAP operating expenses of $280 million to $285 million and $255 million to $260 million, respectively.
  Interest expense of $8 million and taxes of $4 million.
For the first quarter of fiscal 2013, the company expects:
  Year-over-year revenue growth to approximately $155 million.
  GAAP gross margin rate of approximately 41 percent and non-GAAP gross margin rate of 42 percent.
  GAAP and non-GAAP operating expenses of $70 million to $72 million and $63 million to $65 million, respectively.
  Interest expense of $2 million and taxes of $1 million.

Business Highlights

Key business highlights for the March quarter include the following:
  Quantum launched a new, all-virtual software platform to help customers take advantage of cloud-based data protection through a highly optimized, flexible approach that overcomes the limitations of other cloud offerings. Centered on Quantum vmPRO technology and a new virtual deduplication appliance, DXi V1000, this platform is a key component of Xerox’s cloud backup and disaster recovery (DR) services announced earlier this year. It also serves as the foundation of a multi-faceted plan to make the benefits of Quantum’s cloud-optimized technology available through other public and private cloud services, including new Quantum-branded offerings.

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  Storage magazine and SearchStorage.com named Quantum’s vmPRO 4000 virtual server protection appliance as “2011 Backup Hardware Product of the Year” in their annual awards, reflecting the company’s success in extending its data protection leadership beyond physical environments. The vmPRO 4000 was recognized for superior innovation, performance, ease of integration and use, manageability, functionality and value.
  The DXi6700 family of midrange disk backup and deduplication appliances was named Storage Product of the Year at the 2012 Network Computing Awards in London. The awards recognize the hardware, software and services which have most impressed the readers of Network Computing, the UK’s longest established computer networking publication. In addition, the DXi6700 was a finalist in the Storage magazine/SearchStorage.com Product of the Year awards.
  Quantum began shipping its StorNext G300 Gateway appliances which simplify and leverage high-speed networking technologies to provide virtual, highly available access over an IP connection to large data sets managed by the high-performance StorNext file system. In addition, the company added the new StorNext QS2400 Storage System to its primary disk product line, further building out its StorNext appliance offerings.
  Quantum also prepared for launch of its Scalar LTFS (Linear Tape File System) appliance, announced shortly after the quarter ended. Scalar LTFS, which is based on the LTFS open-standard for content formatting, offers new modes of portability and user accessibility for archived content on LTO tape. Because it works with existing application and file system tools, LTFS-based content can be easily managed, transported and accessed for long-term data protection and archival storage.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, May 9, 2012, at 2:00 p.m. PDT, to discuss its fiscal fourth quarter and full year results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9835 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, May 9, 2012, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

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About Quantum

Quantum Corp. (NYSE:QTM) is a proven global expert in data protection and big data management that provides a unique combination of intelligent storage solutions and unmatched value for traditional, virtual and cloud environments. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to help cost effectively manage data growth and extract the full value from their digital assets. The company’s offerings include: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Quantum vmPRO™ solutions for protecting virtual machine data, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® big data management software and appliances for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, Scalar, StorNext and vmPRO are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statement regarding driving revenue growth, our statements regarding new product offerings and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Item 1A. Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011 and Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2012. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, loss on debt extinguishment, restructuring charges, senior debt amendment fees and share-based compensation expense for the following reasons:

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Pancetera, Inc. and are not part of Quantum’s future core operations.

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Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Loss on Debt Extinguishment
The loss on debt extinguishment relates to specific debt refinancing actions and is not part of Quantum’s future core operations.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Senior Debt Amendment Fees
The senior debt amendment fees relate to a specific amendment fee and are not part of Quantum’s future core operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Revenue:
Product	$109,865	$112,902	$451,340	$456,903
Service	36,408	37,365	144,364	151,095
Royalty	14,031	14,830	56,666	64,272
Total revenue	160,304	165,097	652,370	672,270
Cost of revenue:
Product	72,332	73,217	290,376	294,375
Service	22,727	22,716	88,459	94,311
Restructuring charges (benefit) related to cost of
revenue	—	602	(300)	602
Total cost of revenue	95,059	96,535	378,535	389,288
Gross margin	65,245	68,562	273,835	282,982

Operating expenses:
Research and development	19,153	18,518	74,365	73,008
Sales and marketing	35,948	31,795	130,938	122,768
General and administrative	15,919	14,860	62,910	59,460
Restructuring charges	1,231	3,031	1,930	3,042
Total operating expenses	72,251	68,204	270,143	258,278

Gain on sale of patents	—	—	1,500	—
Income (loss) from operations	(7,006)	358	5,192	24,704

Other income and expense	304	1,175	(118)	1,199
Interest expense	(2,575)	(3,286)	(10,686)	(20,163)
Loss on debt extinguishment	(2,310)	—	(2,310)	(1,186)
Income (loss) before income taxes	(11,587)	(1,753)	(7,922)	4,554
Income tax provision (benefit)	(529)	(101)	887	13
Net income (loss)	$(11,058)	$(1,652)	$(8,809)	$4,541
Basic and diluted net income (loss) per share	$(0.05)	$(0.01)	$(0.04)	$0.02

Weighted average common and common equivalent shares:
Basic	235,429	226,496	232,599	220,888
Diluted	235,429	226,496	232,599	229,738

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$1,435	$2,575	$7,583	$14,662
Research and development	—	—	—	200
Sales and marketing	3,256	3,331	13,128	13,419
General and administrative	—	25	32	100
	4,691	5,931	20,743	28,381

Share-based compensation:
Cost of revenue	685	405	2,203	1,768
Research and development	784	553	3,250	2,486
Sales and marketing	989	730	4,048	3,121
General and administrative	1,033	683	4,236	3,046
	3,491	2,371	13,737	10,421

Senior debt amendment fees	—	—	—	861

Acquisition expenses	—	—	325	—

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2012	March 31, 2011*
Assets
Current assets:
Cash and cash equivalents	$51,261	$76,010
Restricted cash	4,230	1,863
Accounts receivable	110,840	114,969
Manufacturing inventories	61,111	48,131
Service parts inventories	39,050	45,036
Deferred income taxes	5,295	6,271
Other current assets	9,434	11,274
Total current assets	281,221	303,554
Long-term assets:
Property and equipment	25,440	24,980
Intangible assets and goodwill	81,725	91,481
Other long-term assets	6,962	10,950
Total long-term assets	114,127	127,411
	$395,348	$430,965
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$56,304	$52,203
Accrued warranty	7,586	7,034
Deferred revenue, current	93,441	87,488
Current portion of long-term debt	—	1,067
Accrued restructuring charges	1,752	4,028
Accrued compensation	31,971	31,249
Income taxes payable	1,133	1,172
Other accrued liabilities	17,866	21,418
Total current liabilities	210,053	205,659
Long-term liabilities:
Deferred revenue, long-term	36,430	34,281
Deferred income taxes	4,564	6,820
Long-term debt	49,495	103,267
Convertible subordinated debt	135,000	135,000
Other long-term liabilities	6,486	7,049
Total long-term liabilities	231,975	286,417
Stockholders’ deficit	(46,680)	(61,111)
	$395,348	$430,965
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*       Derived from the March 31, 2011 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net income (loss)	$(8,809)	$4,541
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,774	11,657
Amortization	23,101	30,304
Service parts lower of cost or market adjustment	10,736	13,796
Loss on debt extinguishment	2,310	1,186
Deferred income taxes	(1,280)	(184)
Share-based compensation	13,737	10,421
Other non-cash writeoffs	—	302
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	4,134	(14,935)
Manufacturing inventories	(21,373)	(1,460)
Service parts inventories	3,642	1,955
Accounts payable	4,107	(1,466)
Accrued warranty	552	1,150
Deferred revenue	8,073	(3,876)
Accrued restructuring charges	(2,284)	227
Accrued compensation	810	(302)
Income taxes payable	12	(1,454)
Other assets and liabilities	(3,582)	465
Net cash provided by operating activities	45,660	52,327

Cash flows from investing activities:
Purchases of property and equipment	(11,414)	(12,339)
(Increase) decrease in restricted cash	(2,505)	32
Return of principal from other investments	97	2,204
Payment for business acquisition, net of cash acquired	(8,152)	—
Net cash used in investing activities	(21,974)	(10,103)

Cash flows from financing activities:
Borrowings of long-term debt, net	48,535	—
Repayments of long-term debt	(104,334)	(203,449)
Borrowings of convertible subordinated debt, net	—	130,022
Repayments of convertible subordinated debt	—	(22,099)
Payment of taxes due upon vesting of restricted stock	(2,944)	(2,307)
Proceeds from issuance of common stock	10,390	16,547
Net cash used in financing activities	(48,353)	(81,286)

Effect of exchange rate changes on cash and cash equivalents	(82)	125

Net decrease in cash and cash equivalents	(24,749)	(38,937)
Cash and cash equivalents at beginning of period	76,010	114,947
Cash and cash equivalents at end of period	$51,261	$76,010

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2012
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$65,245	40.7%	$(11,058)	$(0.05)	$(0.05)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,435		4,691
Share-based compensation	685		3,491
Restructuring charges	—		1,231
Loss on debt extinguishment	—		2,310
Non-GAAP	$67,365	42.0%	$665	$0.00	$0.00

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(11,058)	$665
Interest on dilutive convertible notes				—	—
Income (loss) for purposes of computing income (loss) per
diluted share				$(11,058)	$665

Weighted average shares:
Basic				235,429	235,429
Dilutive shares from stock plans				—	6,321
Dilutive shares from convertible notes				—	—

Diluted				235,429	241,750

	Twelve Months Ended March 31, 2012
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$273,835	42.0%	$(8,809)	$(0.04)	$(0.04)
Non-GAAP Reconciling Items:
Amortization of intangibles	7,583		20,743
Share-based compensation	2,203		13,737
Restructuring charges (benefit)	(300)		1,630
Loss on debt extinguishment	—		2,310
Acquisition expenses	—		325
Non-GAAP	$283,321	43.4%	$29,936	$0.13	$0.12

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(8,809)	$29,936
Interest on dilutive convertible notes				—	—
Income (loss) for purposes of computing income (loss) per
diluted share				$(8,809)	$29,936

Weighted average shares:
Basic				232,599	232,599
Dilutive shares from stock plans				—	7,028
Dilutive shares from convertible notes				—	—

Diluted				232,599	239,267

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2011
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$68,562	41.5%	$(1,652)	$(0.01)	$(0.01)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,575		5,931
Share-based compensation	405		2,371
Restructuring charges	602		3,633
Non-GAAP	$72,144	43.7%	$10,283	$0.04	$0.04

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(1,652)	$10.283
Interest on dilutive convertible notes				—	1,166
Income (loss) for purposes of computing income (loss) per
diluted share				$(1,652)	$11,449

Weighted average shares:
Basic				226,496	226,496
Dilutive shares from stock plans				—	9,469
Dilutive shares from convertible notes				—	31,158

Diluted				226,496	267,123

	Twelve Months Ended March 31, 2011
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$282,982	42.1%	$4,541	$0.02	$0.02
Non-GAAP Reconciling Items:
Amortization of intangibles	14,662		28,381
Share-based compensation	1,768		10,421
Restructuring charges	602		3,644
Loss on debt extinguishment	—		1,186
Senior debt amendment fees	—		861
Non-GAAP	$300,014	44.6%	$49,034	$0.22	$0.21

Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$4,541	$49,034
Interest on dilutive convertible notes				—	1,761
Income for purposes of computing income per diluted share				$4,541	$50,795

Weighted average shares:
Basic				220,888	220,888
Dilutive shares from stock plans				8,850	8,850
Dilutive shares from convertible notes				—	11,610

Diluted				229,738	241,348

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FULL YEAR AND FIRST QUARTER FISCAL 2013 FORECASTS
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

FULL YEAR FISCAL 2013

For fiscal 2013, we forecast GAAP and non-GAAP gross margin rates in the mid-40 percent range, with non-GAAP gross margin approximately 100 basis points higher than GAAP gross margin, comprised of 0.6% for intangible amortization and 0.4% for share-based compensation.

	Dollar range
Forecast fiscal 2013 operating expense on a GAAP basis	$279.6	—	$284.6

Forecast amortization of intangibles		9.5
Forecast share-based compensation		15.1

Forecast fiscal 2013 operating expense on a non-GAAP basis	$255.0	—	$260.0

FIRST QUARTER FISCAL 2013

	Percentage
Forecast first quarter fiscal 2013 gross margin rate on a GAAP basis		40.7%

Forecast amortization of intangibles		0.9%
Forecast share-based compensation		0.4%

Forecast first quarter fiscal 2013 gross margin rate on a non-GAAP basis		42.0%

	Dollar range
Forecast first quarter fiscal 2013 operating expense on a GAAP basis	$69.6	—	$71.6

Forecast amortization of intangibles		3.3
Forecast share-based compensation		3.3

Forecast first quarter fiscal 2013 operating expense on a non-GAAP basis	$63.0	—	$65.0

Estimates based on current (May 9, 2012) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2011. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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